SCHEDULE 14A INFORMATION STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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NAIC Growth Fund, Inc.
(Name of Registrant as Specified in its Charter)

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NAIC Growth Fund, Inc.
www.naicgrowthfund.com



May 7, 2007


Dear Shareholder,

	The NAIC Growth Fund, Inc. ("Fund") adjourned its annual shareholder meeting until 10 a.m. local time on May 31, 2007, in order to give all shareholders additional time to vote.

	The Fund strongly (and respectfully) encourages all shareholders to VOTE. This is particularly important because Proposal No. 3, the approval of a new investment advisory agreement between the Fund and Sims Capital Management LLC, requires approval by a majority of the Fund's outstanding
shares.   This issue is complicated by reason of the fact that brokers holding shares in "street" name on behalf of their customers are NOT able to vote these shares without the express direction of the beneficial owner.

	Sims Capital Management LLC, at its expense, has engaged Broadridge Financial Solutions, a proxy solicitation firm, to help get out the vote. Broadridge is charging its customary fees and expenses, which are estimated to not exceed $10,000 in the aggregate.

	Accordingly, we respectfully request that all Fund shareholders
VOTE by sending in the enclosed proxy card or calling Peter Daly (Broadridge Financial Solutions) at (781) 740-3440 (e-mail: peter.daly@broadridge.com). Fund shareholders are able to vote telephonically.

	Thank you.

					NAIC GROWTH FUND, INC.



NAIC Growth Fund, Inc.
711 West 13 Mile Road, Madison Heights, Michigan 48071
P.O. Box 220, Royal Oak, Michigan 48068
Toll Free: 877-275-6242. Tel: 248-583-6242, Fax: 248-583-4880